Exhibit 99.10

[401(k) PLAN]
RIGHTS OFFERING ELECTION FORM
THIS FORM MUST BE COMPLETED AND RETURNED TO [          ] BY THE CLOSE OF BUSINESS ON THE [   ] BUSINESS DAY PRIOR TO THE
RIGHTS OFFERING EXPIRATION DATE. SEE THE OFFERING PROSPECTUS FOR THE EXPIRATION DATE.

Employee:	Employee Social Security Number:
(Please Print)
Date of Birth:	Employee Number:

Work Phone:	Date of Hire:

Home Phone:	Home Address:

Spouse Name:

Spouse Date of Birth:
SECTION I. RIGHTS OFFERING ELECTION
As a Participant in the [          ], I acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Hampton Roads Bankshares, Inc. (the “Company”).
I (we) hereby instruct you as follows:
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
Box 1.   ☐   Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
Box 2.   ☐   Please EXERCISE RIGHTS for shares of Common Stock as set forth below:
Number of Shares Being Purchased (A below):

Total Exercise Price Payment Required (B below):

BASIC SUBSCRIPTION RIGHT

I exercise	_______________ rights	x	2.2698	=	_______________ (A)
	(no. of your rights)		(ratio)		(no. of new shares)

Therefore, I apply for	_______________	x	$.040	=	________________ (B)
	(no. of new shares)		(subscription price)		(price of new shares)

PAYMENT
If you elect to participate in the Rights Offering, [          ] will liquidate funds from your [          ] accounts to pay for your election. Please see the accompanying Q&A Letter to Participants of the Company’s 401(k) for further details.
[          ]

SECTION II. AUTHORIZATION
This election authorizes the Company to direct [          ] to subscribe to the number of shares of Common Stock listed in Section I of this form in accordance with the Rights Offering and to liquidate funds in my accounts on my behalf in order for me to participate in the Rights Offering. This election shall remain in effect until the Rights Offering expiration date stated in the prospectus.

Participant Signature	Date

Signature of Authorized Bank Employee	Date

FOR [          ] OFFICE USE ONLY

Date Received:	System Entry Date:
Revised 11/10

WITNESS	DATE_ _________________
System Entry _______________